Exhibit 99.1

News Release

ATN Reports Third Quarter 2022 Results and
Reiterates Financial Outlook

Third Quarter 2022 Results

•	Revenues increased by 9% year over year to $182.2 million from $166.8 million a year ago.

•	Net loss was $2.8 million versus $2.6 million a year ago.

•	EBITDA[1] increased to $38.0 million from $31.4 million a year ago.

•	Adjusted EBITDA[2] increased to $41.9 million from $36.8 million a year ago.

•	Capital expenditures were $38.9 million.

•	Total cash, cash equivalents and restricted cash was $77.8 million as of September 30, 2022.

•	Total connectivity grant funding jointly awarded since July 2022 was approximately $145 million.

Beverly, MA (October 26, 2022) -- ATN International, Inc. (“ATN” or the “Company”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, today reported results for the three and nine months ended September 30, 2022.

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

“We executed well on our strategic growth priorities and achieved a solid financial performance in the third quarter,” said Michael Prior, Chief Executive Officer of ATN. “Consistent with our ‘First-to-Fiber’ and ‘Glass and Steel’ strategies, we remained focused on being first to build and own modern, core digital infrastructure in the markets we serve. As a result, we continued to make steady progress across our key operational metrics, including the numbers of customers connected to and premises passed by our high-speed networks, which were up 13% and 15%, respectively, since the beginning of the year. Additionally, in the quarter we grew our international mobility subscriber base and mobility revenues by 9% and 11%, respectively, year over year. These efforts continue to demonstrate our leadership across our operating areas and lay the foundation for our ongoing expansion in growing markets.

“With steady demand for our enterprise and wholesale solutions, Alaska Communications has continued to perform well and add to our topline and adjusted EBITDA2 while furthering our overall network expansion. In addition to the benefit of a full current quarter of Alaska results, both revenue and Adjusted EBITDA2 also demonstrated strong organic growth year over year. In recent months, we collaborated with two native Alaskan corporations to secure federal grants totaling approximately $103 million to connect 25 communities in Alaska’s rural Yukon Delta region, one of the most underserved regions in the U.S. We also received a series of federal grants for roughly $41 million to bring fiber, broadband, and fixed wireless services to communities in the rural Southwest U.S., inclusive of the $10 million grant we highlighted last quarter. These grants will enable us to expand the number of homes, schools, health care facilities, and business premises covered by our fiber networks.

“With more than 30 years of experience specializing in bringing connectivity to rural, remote, and other traditionally underserved market segments, we are well-positioned to provide advanced data services to these communities for positive socioeconomic benefits and lasting business success. Looking ahead, while we recognize the current macroeconomic headwinds, we also remain confident in the critical need for our essential connectivity services, the durability of our operations, and the flexibility of our financial strategy. We plan to continue executing our growth strategies going forward while also managing our investments and operations prudently to ensure long-term success.”

Third Quarter 2022 Financial Results

Third quarter 2022 consolidated revenues were $182.2 million, up 9% compared with $166.8 million in the same period a year ago. The Company reported operating income of $1.4 million and Adjusted EBITDA2 of $41.9 million, improving from an operating loss of $1.0 million and Adjusted EBITDA2 of $36.8 million in the same period a year ago. These increases were due to the improved operating performance of Alaska Communications as well as the inclusion of a full quarter, or thirteen weeks, of Alaska Communications’ results versus the addition of ten weeks of Alaska Communications results in the same period a year ago3. Net loss attributable to ATN stockholders for the third quarter was $2.8 million, or $0.25 loss per share, compared with net loss attributable to ATN stockholders of $2.6 million, or $0.22 loss per share, in the same period a year ago.

3 ATN completed its joint acquisition of Alaska Communications on July 22, 2021.

Third Quarter 2022 Operating Segment Results

The Company recorded financial results during the third quarter of 2022 in three categories: (i) International Telecom; (ii) US Telecom; and (iii) All Other. For the purposes of the below presentation, the Company’s Renewable Energy segment has been combined with the Company’s Corporate and Other segment as “All Other.”

Operating Results (in Thousands)

For Three Months Ended September 30, 2022 and 2021

	2022	2021	2022	2021	2022	2021	2022	2021
	International	International	US	US			Total	Total
	Telecom	Telecom	Telecom	Telecom	All Other*	All Other*	ATN	ATN
Revenue	$90,007	$85,306	$92,206	$81,454	$-	$-	$182,213	$166,760
Operating Income (Loss)	$13,360	$13,213	$716	$(9,830)	$(12,637)	$(4,365)	$1,439	$(982)
EBITDA[1]	$27,866	$26,939	$21,913	$7,559	$(11,791)	$(3,125)	$37,988	$31,373
Adjusted EBITDA[2]	$27,863	$26,872	$21,912	$16,404	$(7,888)	$(6,463)	$41,887	$36,813
Capital Expenditures**	$19,400	$10,642	$19,252	$17,364	$209	$983	$38,861	$28,989

For Nine Months Ended September 30, 2022 and 2021

	2022	2021	2022	2021	2022	2021	2022	2021
	International	International	US	US			Total	Total
	Telecom	Telecom	Telecom	Telecom	All Other*	All Other*	ATN	ATN
Revenue	$265,197	$255,342	$268,533	$159,375	$-	$418	$533,730	$415,135
Operating Income (Loss)	$36,889	$40,999	$(4,199)	$(10,920)	$(29,418)	$(24,808)	$3,272	$5,271
EBITDA[1]	$81,190	$82,341	$58,899	$16,740	$(26,652)	$(20,793)	$113,437	$78,288
Adjusted EBITDA[2]	$82,219	$82,276	$62,140	$23,820	$(22,665)	$(19,380)	$121,694	$86,716
Capital Expenditures**	$53,270	$32,485	$60,055	$36,157	$633	$2,280	$113,958	$70,922

*For this table presentation, the Renewable Energy segment results and Corporate and Other segment results were combined. See table 4 for the separate presentation of the financial performance of these segments.

**Includes reimbursable capital expenditures of $0.1 million and $4.0 million for the three and nine months ended September 30, 2022, respectively, and $2.2 million and $8.7 million for the three and nine months ended September 30, 2021, respectively.

International Telecom

International Telecom revenues4 were $90.0 million for the quarter, up 6% year over year. This increase was the result of mobile and broadband subscriber growth in the segment. The growth in fixed revenues was partially offset by a scheduled step down in federal high-cost support subsidies for the U.S. Virgin Islands. Operating expenses for the quarter increased incrementally year over year as the Company invested in growing its market share in mobile as well as expanding and enhancing its networks and sales and marketing capabilities. Operating income was $13.4 million and Adjusted EBITDA2 was $27.9 million in the quarter, compared with operating income of $13.2 million and Adjusted EBITDA2 of $26.9 million in the prior year period. The year over year increases in operating income and Adjusted EBITDA2 were mainly due to the same factors that drove higher segment revenue, partially offset by higher operating expenditures in the third quarter.

US Telecom

US Telecom revenues5 were $92.2 million in the quarter, up 13% year over year. Business and carrier services revenues accounted for approximately 70% of the segment’s services revenues in the third quarter of 2022. The increase in segment revenues was mainly due to the improved revenue performance of Alaska Communications as well as the addition of three weeks of Alaska Communications results in the third quarter of 2022, versus a partial quarter of Alaska Communications results in the same period a year ago3. The year over year increase in segment revenues was partially offset by reduced legacy wholesale wireless revenues and lower FirstNet construction revenues due to the timing of completed sites. Operating income was $0.7 million in the quarter improving from an operating loss of $9.8 million in the same period a year ago. The year over year improvement in operating income was mainly due to a reduction in transaction fees which offset an increase in depreciation in the current quarter. Adjusted EBITDA2 was $21.9 million in the quarter, increasing by 34% from $16.4 million in the same period a year ago, mainly due to the same factors which led to higher revenues in the third quarter of 2022.

By the end of the third quarter of 2022, the Company had completed and activated approximately 70% of the total sites related to the network build portion of its long-term FirstNet Agreement. The Company now expects to complete an additional 5% of the total build by the end of 2022 and the remainder of the sites in 2023. Revenues from the build will be largely offset by construction costs incurred in the same period.

4 International Telecom revenues are generated by delivery of a broad range of communications and managed IT services, including data, voice and video services from the Company’s fixed and mobile network operations in Bermuda and the Caribbean, and include direct government payments as part of the FCC high-cost support program in the USVI.

5 US Telecom revenues consist of broadband, carrier services, managed IT services, fixed enterprise, and mobile retail revenues from the Company’s networks and operations in Alaska and in the western United States, including various government programs such as CAF II, E-Rate, Lifeline and rural healthcare support programs.

Balance Sheet and Cash Flow Highlights

As of September 30, 2022, the Company had total cash, cash equivalents and restricted cash of $77.8 million and total debt of $355.7 million, compared with $80.7 million of cash, cash equivalents and restricted cash and $331.8 million of total debt as of December 31, 2021.

Net cash provided by operating activities was $79.0 million for the nine months ended September 30, 2022, compared with $47.7 million for the nine months ended September 30, 2021. The year over year increase in operating cash flow was due to an increase of $35.1 million in EBITDA for the first nine months of 2022, which more than offset the net cash used from changes in working capital. For the nine months ended September 30, 2022, the Company used net cash of $81.8 million for investing and financing activities, compared to $50.3 million for the nine months ended September 30, 2021. The increase was principally due to capital expenditures, which were $114.0 million in the current year. For the nine months ended September 30, 2022, additional uses of cash were from $4.6 million of purchases of minority equity interests in the Company’s subsidiaries, and an aggregate of $9.0 million in dividends to Company stockholders and repurchases of the Company’s common stock. These uses of cash were partially offset by net borrowings of $23.7 million under revolving credit agreements and $15.7 million in proceeds received from the sale of investments.

Quarterly Dividends and Stock Buybacks

On September 15, 2022, ATN announced that its Board of Directors had declared a quarterly dividend of $0.17 per share, payable on October 7, 2022, on all common shares outstanding to stockholders of record as of September 30, 2022. For the nine months ended September 30, 2022, the Company utilized cash on hand to repurchase $0.9 million of its common stock.

2022 Guidance and Outlook

The Company is reiterating its outlook for its 2022 financial performance and its targets to be achieved in the three-year period ending in 2024, originally provided on February 23, 2022, within its fourth quarter and full year 2021 earnings release. The Company’s full year 2022 capital investment plan is $150 to $160 million (net of reimbursed amounts), primarily in network expansion and upgrades, which are expected to drive subscriber and revenue growth in the following periods. The Company continues to expect its Adjusted EBITDA to be in the range of $165 to $170 million for the full year6.

6 For the Company’s 2022 Guidance Adjusted EBITDA, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measure, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA.

Strategic Progress Highlights

The Company believes that its Glass and Steel™ and “First-to-Fiber” market strategies are important for its long-term success and sees a rapidly growing need for more bandwidth and reliable connectivity. Deploying capital for growth in fiber and fiber-fed high-speed data solutions to more homes, businesses, schools, health care facilities, cell sites, and communities, has led to increases in the Company’s fiber footprint and broadband subscriber levels.

From January 1, 2020, to September 30, 2022, the Company has:

•	Added 350,000 premises passed by broadband, with 56,000 of the total group passed by higher-speed solutions[7] .

•	Added approximately 65,900 broadband subscribers.

•	Increased terrestrial fiber facilities by adding over 6,730 route miles.

•	Expanded mobile data capacity in all markets and added approximately 70,000 mobile subscribers.

Conference Call Information

ATN will host a conference call on Thursday, October 27, 2022, at 10:00 a.m. Eastern Time (ET) to discuss its third quarter results and business outlook. The call will be hosted by Michael Prior, Chairman and Chief Executive Officer, and Justin Benincasa, Chief Financial Officer. Key details regarding the call are as follows:

Call Date: Thursday, October 27, 2022

Call Time: 10:00 a.m. ET

Webcast Link: https://edge.media-server.com/mmc/p/g5pr763r

Audio Conference: https://register.vevent.com/register/BIa8f47e6dccb543a1a66884ce69a9e02b

Live Call Participant Link: https://edge.media-server.com/mmc/console/client/

7 Defined as download speeds of greater than 100 MBPS.

Webcast Link Instructions

You can listen to a live audio webcast of the conference call by visiting the “Webcast Link” above or the "Events & Presentations" section of the Company's Investor Relations website at https://ir.atni.com/events-and-presentations. A replay of the conference call will be available at the same locations beginning at approximately 1:00 pm ET on the same day. The Company also will provide an investor presentation as a supplement to the call on the “Events & Presentations” section of its Investor Relations website.

Live Call Participant Instructions

To participate in the live call, you must register using the “Live Call Participant Link” above. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a provider of digital infrastructure and communications services in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, expectations regarding the transition of its US Telecom business, its future revenues, operating income, EBITDA, Adjusted EBITDA, and capital investments; demand for the Company’s services and industry trends; construction progress under the Company’s FirstNet agreement and the effect such progress will have on the Company’s financial results; the Company’s receipt of certain grant awards; expectations regarding the benefits of the Company’s acquisition of Alaska Communications; the Company’s liquidity; the organization of the Company’s business; our expansion into growing markets; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the Company’s ability to successfully transition its US Telecom business away from wholesale wireless to other carrier and consumer-based services; (2) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of the Company’s subscriber base and ARPU; (3) the Company’s ability to realize cost synergies and expansion plans for its Alaska Communications business; (4) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (5) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (6) government subsidy program availability and regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (7) the Company’s reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to the Company’s network infrastructure; (8) economic, political and other risks and opportunities facing the Company’s operations, including those resulting from the pandemic, geopolitical tensions, including the Ukraine invasion, inflation, and other current macroeconomic headwinds including increased costs and supply chain disruptions; (9) the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (10) the Company’s ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (11) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; (12) increased competition; (13) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; and, (14) the Company’s continued access to capital and credit markets. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022 and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA, Adjusted EBITDA and Net Debt Ratio in this release and in the tables included herein.

EBITDA is defined as operating income (loss) before depreciation and amortization expense. The Company has defined Adjusted EBITDA as operating income (loss) before depreciation and amortization expense, transaction-related charges, one-time impairment or special charges and the gain (loss) on disposition of assets. Net Debt Ratio is defined as total debt less cash and cash equivalents divided by the four quarters ended total Adjusted EBITDA at the measurement date. The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Contact:

Justin D. Benincasa

Chief Financial Officer

ATN International, Inc.

978-619-1300

Polly Pearson

Investor Relations ATNI@investorrelations.com

Table 1

ATN International, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in Thousands)

	September 30,	December 31,
	2022	2021
Assets:
Cash and cash equivalents	$76,714	$79,601
Restricted cash	1,095	1,096
Customer receivable	4,813	4,145
Other current assets	149,902	147,775
Total current assets	232,524	232,617

Property, plant and equipment, net	951,276	943,209
Operating lease right-of-use assets	109,564	118,843
Customer receivable - long term	43,382	39,652
Goodwill and other intangible assets, net	187,376	198,164
Other assets	72,547	76,119
Total assets	$1,596,669	$1,608,604

Liabilities, Redeemable Non-controlling interests and Stockholders’ Equity:
Current portion of long-term debt	$3,786	$4,665
Current portion of customer receivable credit facility	5,696	4,620
Taxes payable	6,309	5,681
Current portion of lease liabilities	17,399	16,201
Other current liabilities	181,135	189,777
Total current liabilities	214,325	220,944

Long-term debt, net of current portion	$351,866	$327,111
Customer receivable credit facility, net of current portion	37,841	30,148
Deferred income taxes	15,653	21,460
Lease liabilities	83,489	91,719
Other long-term liabilities	134,707	142,033
Total liabilities	837,881	833,415

Redeemable Non-controlling interests	76,398	72,936

Stockholders' Equity
Total ATN International, Inc.’s stockholders’ equity	584,467	601,250
Non-controlling interests	97,923	101,003
Total stockholders' equity	682,390	702,253
Total liabilities, Redeemable Non-controlling interests and stockholders’ equity	$1,596,669	$1,608,604

Table 2

ATN International, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in Thousands, Except per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Communications services	$173,977	$155,298	$512,315	$378,897
Construction	3,332	6,417	8,615	28,049
Other	4,904	5,045	12,800	8,189
Total revenue	182,213	166,760	533,730	415,135

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services and other	78,949	70,732	229,821	168,717
Cost of construction revenue	3,321	5,855	8,640	27,997
Selling, general and administrative	58,056	53,360	173,575	131,705
Transaction-related charges	3,416	5,696	4,381	7,823
Depreciation	33,312	28,875	100,421	68,693
Amortization of intangibles from acquisitions	3,236	3,480	9,744	4,324
(Gain) loss on disposition of assets	484	(256)	3,876	605
Total operating expenses	180,774	167,742	530,458	409,864

Operating income	1,439	(982)	3,272	5,271

Other income (expense):
Interest expense, net	(5,475)	(3,396)	(13,066)	(5,640)
Other income (expense)	1,904	(385)	3,379	1,923
Other income, net	(3,571)	(3,781)	(9,687)	(3,717)

Income before income taxes	(2,132)	(4,763)	(6,415)	1,554
Income tax expense (benefit)	(360)	(288)	(1,378)	(1,535)

Net income (loss)	(1,772)	(4,475)	(5,037)	3,089

Net income (loss) attributable to non-controlling interests, net	(1,011)	1,856	782	(986)

Net income (loss) attributable to ATN International, Inc. stockholders	$(2,783)	$(2,619)	$(4,255)	$2,103

Net income (loss) per weighted average share attributable to ATN International, Inc. stockholders:

Basic Net Income (loss)	$(0.25)	$(0.22)	$(0.49)	$0.08

Diluted Net Income (loss)	$(0.25)	$(0.22)	$(0.49)	$0.08

Weighted average common shares outstanding:
Basic	15,763	15,860	15,746	15,891
Diluted	15,763	15,860	15,746	15,901

Table 3

ATN International, Inc.
Unaudited Condensed Consolidated Cash Flow Statement
(in Thousands)

	Nine Months Ended September 30,
	2022	2021
Net income (loss)	$(5,037)	$3,089
Depreciation	100,421	68,693
Amortization of intangibles from acquisitions	9,744	4,324
Provision for doubtful accounts	4,969	3,303
Amortization of debt discount and debt issuance costs	1,512	767
Loss on disposition of long-lived assets	3,876	605
Stock-based compensation	5,697	5,116
Deferred income taxes	(6,619)	(5,939)
Gain on equity investments	(5,617)	(647)
Loss on pension settlement	1,725	-
Unrealized (gain) loss on foreign currency	-	(81)
Increase in customer receivable	(4,399)	(25,684)
Change in prepaid and accrued income taxes	8,369	(2,106)
Change in other operating assets and liabilities	(35,666)	(3,724)

Net cash provided by operating activities	78,975	47,716

Capital expenditures	(109,944)	(62,222)
Reimbursable capital expenditures	(4,015)	(8,700)
Proceeds from sale of investments	15,745	-
Spectrum deposit refund	1,136	-
Purchase of businesses, net of $11.9 of acquired cash	-	(340,152)
Purchases of strategic investments	(2,750)	(6,399)
Receipt of government grants	2,668	7,094
Proceeds from the disposition of long-lived assets	683	-
Sale of business, net of transferred cash of $0 and $0.9 million, respectively	1,835	18,597

Net cash used in investing activities	(94,642)	(391,782)

Dividends paid on common stock	(8,028)	(8,118)
Distributions to non-controlling interests	(1,375)	(4,823)
Business combination contingent consideration	(1,718)	-
Finance lease repayments	(820)	-
Term loan - repayments	(953)	(2,821)
New borrowings, net of repayments	-	285,000
Proceeds from mezzanine equity	-	71,533
Payment of debt issuance costs	-	(6,568)
Revolving credit facility – borrowings	68,711	-
Revolving credit facility – repayments	(45,000)	-
Proceeds from customer receivable credit facility	12,225	27,540
Repayment of customer receivable credit facility	(3,543)	(1,005)
Purchases of common stock - stock-based compensation	(1,169)	(1,713)
Proceeds from stock option exercises	-	383
Purchases of common stock - share repurchase plan	(942)	(4,836)
Repurchases of non-controlling interests, net	(4,609)	(13,139)

Net cash provided by used in financing activities	12,779	341,433

Net change in total cash, cash equivalents and restricted cash	(2,888)	(2,633)

Total cash, cash equivalents and restricted cash, beginning of period	80,697	104,997

Total cash, cash equivalents and restricted cash, end of period	$77,809	$102,364

Table 4

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended September 30, 2022 is as follows:
	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$3,706	$298	$-	$-	$4,004
Consumer	22,776	2,058	-	-	24,834
Total	$26,482	$2,356	$-	$-	$28,838

Fixed
Business	$18,578	$32,509	$-	$-	$51,087
Consumer	39,989	19,143	-	-	59,132
Total	$58,567	$51,652	$-	$-	$110,219

Carrier Services	$3,220	$31,360	$-	$-	$34,580
Other	340	-	-	-	340

Total Communications Services	$88,609	$85,368	$-	$-	$173,977

Construction	$-	$3,332	$-	$-	$3,332

Managed services	$1,398	$3,506	$-	$-	$4,904
Total Other	$1,398	$3,506	$-	$-	$4,904

Total Revenue	$90,007	$92,206	$-	$-	$182,213

Depreciation	$14,126	$18,341	$-	$846	$33,313
Amortization of intangibles from acquisitions	$380	$2,856	$-	$-	$3,236
Total operating expenses	$76,647	$91,490	$711	$11,926	$180,774
Operating income (loss)	$13,360	$716	$(711)	$(11,926)	$1,439
Stock-based compensation	$54	$132	$-	$1,483	$1,669
Non-controlling interest ( net income or (loss) )	$(2,391)	$1,380	$-	$-	$(1,011)

Non GAAP measures:
EBITDA (1)	$27,866	$21,913	$(711)	$(11,080)	$37,988
Adjusted EBITDA (2)	$27,863	$21,912	$(11)	$(7,877)	$41,887

Balance Sheet Data (at September 30, 2022):
Cash, cash equivalents and investments	$39,413	$32,961	$-	$5,735	$78,109
Total current assets	110,610	114,960	-	6,954	232,524
Fixed assets, net	459,553	483,817	-	7,906	951,276
Total assets	641,307	872,650	-	82,712	1,596,669
Total current liabilities	84,848	101,132	-	28,345	214,325
Total debt, including current portion	63,386	221,265	-	71,000	355,651

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended September 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$1,422	$231	$-	$-	$1,653
Consumer	22,423	1,909	-	-	24,332
Total	$23,845	$2,140	$-	$-	$25,985

Fixed
Business	$16,549	$21,681	$-	$-	$38,230
Consumer	40,870	15,484	-	-	56,354
Total	$57,419	$37,165	$-	$-	$94,584

Carrier Services	$2,557	$31,939	$-	$-	$34,496
Other	233	-	-	-	233

Total Communications Services	$84,054	$71,244	$-	$-	$155,298

Construction	$-	$6,417	$-	$-	$6,417

Managed services	$1,252	$3,793	$-	$-	$5,045
Total Other	$1,252	$3,793	$-	$-	$5,045

Total Revenue	$85,306	$81,454	$-	$-	$166,760

Depreciation	$13,308	$14,327	$-	$1,240	$28,875
Amortization of intangibles from acquisitions	$418	$3,062	$-	$-	$3,480
Total operating expenses	$72,093	$91,284	$55	$4,310	$167,742
Operating income (loss)	$13,213	$(9,830)	$(55)	$(4,310)	$(982)
Stock-based compensation	$36	$101	$-	$1,468	$1,605
Non-controlling interest ( net income or (loss) )	$(2,337)	$4,193	$-	$-	$1,856

Non GAAP measures:
EBITDA (1)	$26,939	$7,559	$(55)	$(3,070)	$31,373
Adjusted EBITDA (2)	$26,872	$16,404	$(56)	$(6,407)	$36,813

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the nine months ended September 30, 2022 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$10,997	$973	$-	$-	$11,970
Consumer	64,025	5,063	-	-	69,088
Total	$75,022	$6,036	$-	$-	$81,058

Fixed
Business	$52,827	$91,521	$-	$-	$144,348
Consumer	122,435	57,279	-	-	179,714
Total	$175,262	$148,800	$-	$-	$324,062

Carrier Services	$10,042	$96,102	$-	$-	$106,144
Other	1,051	-	-	-	1,051

Total Communications Services	$261,377	$250,938	$-	$-	$512,315

Construction	$-	$8,615	$-	$-	$8,615

Managed services	$3,820	$8,980	$-	$-	$12,800
Total Other	$3,820	$8,980	$-	$-	$12,800

Total Revenue	$265,197	$268,533	$-	$-	$533,730

Depreciation	$43,109	$54,546	$-	$2,766	$100,421
Amortization of intangibles from acquisitions	$1,192	$8,552	$-	$-	$9,744
Total operating expenses	$228,308	$272,732	$755	$28,663	$530,458
Operating income (loss)	$36,889	$(4,199)	$(755)	$(28,663)	$3,272
Stock-based compensation	$170	$301	$-	$5,225	$5,696
Non-controlling interest ( net income or (loss) )	$(4,830)	$5,612	$-	$-	$782

Non GAAP measures:
EBITDA (1)	$81,190	$58,899	$(755)	$(25,897)	$113,437
Adjusted EBITDA (2)	$82,219	$62,140	$(55)	$(22,610)	$121,694

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the nine months ended September 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$3,917	$1,149	$-	$-	$5,066
Consumer	64,503	6,258	-	-	70,761
Total	$68,420	$7,407	$-	$-	$75,827

Fixed
Business	$50,037	$26,409	$-	$-	$76,446
Consumer	125,255	23,004	-	-	148,259
Total	$175,292	$49,413	$-	$-	$224,705

Carrier Services	$6,963	$70,713	$-	$-	$77,676
Other	689	-	-	-	689

Total Communications Services	$251,364	$127,533	$-	$-	$378,897

Construction	$-	$28,049	$-	$-	$28,049

Renewable Energy	$-	$-	$418	$-	$418
Managed services	3,978	3,793	-	-	7,771
Total Other	$3,978	$3,793	$418	$-	$8,189

Total Revenue	$255,342	$159,375	$418	$-	$415,135

Depreciation	$40,080	$24,598	$188	$3,827	$68,693
Amortization of intangibles from acquisitions	$1,262	$3,062	$-	$-	$4,324
Total operating expenses	$214,343	$170,295	$1,906	$23,320	$409,864
Operating income (loss)	$40,999	$(10,920)	$(1,488)	$(23,320)	$5,271
Stock-based compensation	$83	$-	$22	$4,911	$5,016
Non-controlling interest ( net income or (loss) )	$(5,857)	$4,075	$796	$-	$(986)

Non GAAP measures:
EBITDA (1)	$82,341	$16,740	$(1,300)	$(19,493)	$78,288
Adjusted EBITDA (2)	$82,276	$23,820	$(110)	$(19,270)	$86,716

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

at December 31, 2021
	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Balance Sheet Data (at December 31, 2021):
Cash, cash equivalents and investments	$43,128	$28,486	$659	$7,628	$79,901
Total current assets	108,677	111,741	3,585	8,614	232,617
Fixed assets, net	452,856	480,250	-	10,103	943,209
Total assets	630,515	877,041	17,481	83,567	1,608,604
Total current liabilities	91,090	108,950	356	20,548	220,944
Total debt, including current portion	64,243	240,802	-	61,499	366,544

(1) See Table 5 for reconciliation of Operating Income to EBITDA

(2) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Operational Information

	As of	As of	As of	As of
	December 31,	March 31,	June 30,	September 30,
	2021	2022	2022	2022
Consolidated Operational Data #:
Fiber Route Miles	9,058	9,127	9,399	9,756
Fiber Connected Towers *	364	364	364	404
Owned Towers **	404	404	404	404

Broadband Homes Passed - total	565,300	565,600	569,800	613,600
Broadband Homes Passed - by HSD ***	190,400	193,300	199,800	219,300
% Broadband Homes Passed by HSD ***	34%	34%	35%	36%

Broadband Customers	203,700	204,000	204,500	205,200
HSD *** Capable Customers	98,100	101,800	105,600	110,700
% HSD*** Capable Customers	48%	50%	52%	54%

	Quarter ended
	September 30,	December 31,	March 31,	June 30,	September 30,
	2021	2021	2022	2022	2022
International Telecom Operational Data:

Mobile - Subscribers #
Pre-Paid	276,400	285,800	291,900	297,000	301,800
Post-Paid	49,200	49,800	50,200	51,900	54,200
Total	325,600	335,600	342,100	348,900	356,000

Mobile - Blended Churn	2.68%	2.73%	2.86%	2.80%	3.02%

#  Data presented may differ from prior reported quarter to reflect more accurate data and/or changes in calculation methodology and process.

* All cell sites, including rooftops, that the company serves with its own fiber

** All geographically distinct cell sites, including towers and other structures

*** HSD is defined as download speeds > 100 Mbs

Table 5

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

For the three months ended September 30, 2022 is as follows:
	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$13,360	$716	$(711)	$(11,926)	$1,439
Depreciation expense	14,126	18,341	-	846	33,313
Amortization of intangibles from acquisitions	380	2,856	-	-	3,236
EBITDA	$27,866	$21,913	$(711)	$(11,080)	$37,988

Transaction-related charges	-	212	-	3,203	3,415
(Gain) Loss on disposition of assets	(3)	(213)	700	-	484
ADJUSTED EBITDA	$27,863	$21,912	$(11)	$(7,877)	$41,887

Revenue	$90,007	$92,206	$-	$-	$182,213
ADJUSTED EBITDA MARGIN	31.0%	23.8%	NA	NA	23.0%

For the three months ended September 30, 2021 is as follows:
	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$13,213	$(9,830)	$(55)	$(4,310)	$(982)
Depreciation expense	13,308	14,327	-	1,240	28,875
Amortization of intangibles from acquisitions	418	3,062	-	-	3,480
EBITDA	$26,939	$7,559	$(55)	$(3,070)	$31,373

Transaction-related charges	-	9,033	-	(3,337)	5,696
(Gain) Loss on disposition of assets	(67)	(188)	(1)	-	(256)
ADJUSTED EBITDA	$26,872	$16,404	$(56)	$(6,407)	$36,813

Revenue	$85,306	$81,454	$-	$-	$166,760
ADJUSTED EBITDA MARGIN	31.5%	20.1%	NA	NA	22.1%

For the nine months ended September 30, 2022 is as follows:
	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$36,889	$(4,199)	$(755)	$(28,663)	$3,272
Depreciation expense	43,109	54,546	-	2,766	100,421
Amortization of intangibles from acquisitions	1,192	8,552	-	-	9,744
EBITDA	$81,190	$58,899	$(755)	$(25,897)	$113,437

Transaction-related charges	-	1,094	-	3,287	4,381
(Gain) Loss on disposition of assets	1,029	2,147	700	-	3,876
ADJUSTED EBITDA	$82,219	$62,140	$(55)	$(22,610)	$121,694

Revenue	$265,197	$268,533	$-	$-	$533,730
ADJUSTED EBITDA MARGIN	31.0%	23.1%	NA	NA	22.8%

For the nine months ended September 30, 2021 is as follows:
	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$40,999	$(10,920)	$(1,488)	$(23,320)	$5,271
Depreciation expense	40,080	24,598	188	3,827	68,693
Amortization of intangibles from acquisitions	1,262	3,062	-	-	4,324
EBITDA	$82,341	$16,740	$(1,300)	$(19,493)	$78,288

Transaction-related charges	-	7,257	566	-	7,823
(Gain) Loss on disposition of assets	(65)	(177)	624	223	605
ADJUSTED EBITDA	$82,276	$23,820	$(110)	$(19,270)	$86,716

Revenue	$255,342	$159,375	$418	$-	$415,135
ADJUSTED EBITDA MARGIN	32.2%	14.9%	-26.3%	NA	20.9%

Table 6

ATN International, Inc.

Non GAAP Measure - Net Debt Ratio

(in Thousands, Except per Share Data)

	September 30,	December 31,
	2022	2021
Current portion of long-term debt *	$3,786	$4,665
Long-term debt, net of current portion *	351,866	327,111

Total debt	$355,652	$331,776

Less: Cash and cash equivalents	76,714	79,601

Net Debt	$278,938	$252,175

Adjusted EBITDA - for the four quarters ended	$164,022	$129,047

Net Debt Ratio	1.70	1.95

*  Excludes Customer Receivable and Credit Facility